Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	978-619-1300
Wednesday April 24, 2019		Michael T. Prior
Chairman and Chief Executive Officer

Justin D. Benincasa
Chief Financial Officer

ATN Reports

First Quarter 2019 Results

First Quarter Results

•                  International Telecom Operations Continued to Show Strong Growth

•                  U.S. Telecom Comparisons Reflected Impact of  Lower Year-on-Year Wholesale Revenue and $3.5 Million Aggregate Effect of  Asset Sale, Expiration of Certain Federal Subsidies, and Early Stage Business Expenses

Beverly, MA (April 24, 2019) — ATN International, Inc. (Nasdaq: ATNI) today reported results for the first quarter ended March 31, 2019.

Business Review and Outlook

“Overall financial results in the quarter benefited from our diversified business model,” said Michael Prior, Chairman, and Chief Executive Officer. “Similar to the 2018 fourth quarter, the strong performance of our International Telecom operations partially offset the impact of lower domestic telecom revenues on our consolidated Adjusted EBITDA(1) in the first quarter, a period in which year-over-year comparisons for the U.S. Telecom segment were especially difficult.

“The strong revenue growth in our International Telecom operations was broad-based, driven by data growth and share gains in certain markets and improved results from our U.S. Virgin Islands business following the 2017 hurricanes. This in turn led to improving margins and growth in Adjusted EBITDA(1).

“Our U.S. Telecom business continued to manage through a difficult operating environment. Roughly 35%, or $3.5 million, of the year-on-year U.S. Telecom Adjusted EBITDA(1) decline was due to the combined effect of the sale of 100 wholesale sites in mid- 2018, the end of the FCC Mobility Fund subsidies, and additional expenses related to the operations of our early stage business investments.   Continued pressure on wholesale traffic volumes and rates, in what is already a typically a low seasonal traffic quarter for that business, accounted for the rest of the decline in Adjusted EBITDA(1).

“Looking ahead, we expect our International Telecom businesses to continue to perform well, reflecting investments that we have made over the last several years in our networks, which have resulted in significant improvements in customer experience and the reach and breadth of our service offerings.  We expect that the steady recovery of our U.S. Virgin Islands business will increase its contribution to overall operating segment results. In the second quarter, we expect our domestic wholesale revenues to improve sequentially and there are several initiatives underway to increase U.S. Telecom segment Adjusted EBITDA(1) levels over the longer term.  Additionally, we expect the funding of our award of the Connect America Fund ll program to begin to benefit U.S. Telecom segment’s revenues in the second half of 2019.

“Based on our current portfolio of businesses, we expect 2019 to be a year of strong cash flow generation for ATN as much of our major network investment in the International Telecom segment has been completed.  We continue to closely monitor our domestic telecom capital expenditures to address reduced revenues as we work through other initiatives to grow revenue in the segment. In addition to our ongoing investments in promising earlier stage companies, we continue to evaluate opportunities within our areas of expertise that have the potential to be value-creating for ATN and its shareholders.”

First Quarter 2019 Financial Results

First quarter 2019 revenues of $103.3 million were comparable with the prior year revenues of $104.5 million.  The $10.2 million or 15% increase in International Telecom revenues offset a $7.0 million or 25% decline in U.S. Telecom revenues, with approximately 70% of the decline due to lower wholesale traffic and the remaining 30% reflecting the effect of the prior year sale of wholesale wireless cell sites.   Additionally, Renewable Energy segment revenues of $1.5 million were down $4.3 million from the prior year, reflecting the sale of the U.S. solar asset portfolio in late 2018.  Operating income for the first quarter was $2.1 million compared with last year’s first quarter operating income of $4.2 million.  Adjusted EBITDA(1) for the first quarter of 2019 was $23.2 million, compared to $26.3 million in the prior year period, primarily reflecting the revenue decline in the U.S. Telecom segment and the sale of the U.S. solar portfolio.  Net loss attributable to ATN’s stockholders for the first quarter was $1.6 million, or $0.10 loss per share compared with the prior year period’s loss of $5.6 million or $0.35 loss per share.

(1)  See Table 5 for reconciliation of Net Income to Adjusted EBITDA.

First Quarter 2019 Operating Highlights

The Company has three reportable segments: (i) U.S. Telecom; (ii) International Telecom; and (iii) Renewable Energy.

Segment Results

	Three Months Ended March 31, 2019 (in Thousands)
	U.S. Telecom	International Telecom	Renewable Energy	Corporate and Other	Total
Revenue	$21,493	$80,317	$1,490	$—	$103,300
Operating Income (loss)	$(3,506)	$13,878	$(203)	$(8,055)	$2,114
Adjusted EBITDA(1)	$2,263	$26,886	$551	$(6,526)	$23,174
Capital Expenditures	$3,075	$11,356	$609	$2,724	$17,764

	Three Months Ended March 31, 2018 (in Thousands)
	U.S. Telecom	International Telecom	Renewable Energy	Corporate and Other	Total
Revenue	$28,499	$70,145	$5,831	$—	$104,475
Operating Income (loss)	$5,224	$5,640	$1,936	$(8,591)	$4,209
Adjusted EBITDA(1)	$11,992	$17,793	$3,739	$(7,217)	$26,307
Capital Expenditures	$4,751	$43,995	$854	$2,292	$51,892

U.S. Telecom

U.S. Telecom revenues consist mainly of wireless revenues from our voice and data wholesale wireless operations and our smaller retail operations in the Southwestern United States, as well as enterprise and wholesale wireline revenues.  Lower U.S. Telecom segment revenues reflected a 25% decline in U.S. wireless revenues to $20.4 million, primarily due to the lower wholesale traffic, and the sale of approximately 100 wholesale wireless cell sites early in the third quarter of 2018.  In addition to these factors, the decline in U.S. Telecom Adjusted EBITDA(1) was due to the completion of our Mobility Fund I program and cessation of the related expense offsets, as well as the additional operating costs related to early stage business investments made in 2018.

International Telecom

International Telecom consists of a broad range of information and communications services including wireline and wireless data, internet, voice and video service revenues from our operations in Bermuda and the Caribbean.  International Telecom revenues increased 15% year-on-year mainly due to higher broadband revenues in several of our businesses including the U.S. Virgin Islands, as our operations recover from the 2017 hurricanes.  While we expect continued sequential revenue improvement in 2019, exclusive of the additional non-recurring revenue from FCC support received in the second and third quarters of 2018, the level of damage to the U.S. Virgin Islands economy may impact our ability to fully return to pre-storm levels in that market.  International Telecom Adjusted EBITDA(1) increased 51%, primarily as a result of higher data revenues and the post-storm recovery.

Renewable Energy

Renewable Energy segment revenues are principally the result of the generation and sale of energy from our commercial solar projects in India.  During the fourth quarter of 2018, ATN completed the sale of its portfolio of solar projects in the United States. As a result, first quarter 2019 revenues were $1.5 million, compared to $5.8 million in the prior year quarter, and Adjusted EBITDA(1) amounted to $0.6 million, compared to $3.7 million in the first quarter of 2018.  Year-on-year revenue and Adjusted EBITDA(1) comparisons for this segment will be negative for the remainder of 2019 as a result of this transaction.

Balance Sheet and Cash Flow Highlights

Total cash and cash equivalents at March 31, 2019 was $172.6 million.  Additionally, the Company ended the first quarter with $5.3 million in short-term investments.  Net cash provided by operating activities was $18.8 million for the first quarter of 2019, compared with $22.5 million for the prior year period.  The decrease in operating cash flow compared with the prior year is mostly the result of the use of cash for working capital activity in the current year, partially offset by a $3.0 million increase in net income after tax.  For the first quarter of 2019, the Company used net cash of $39.1 million for investing and financing activities.  This included $17.8 million in capital expenditures, $10.0 million for the purchases of other investments and $5.0 million for the purchase of short-term investments.  Management reaffirms its estimate for International Telecom capital expenditures to range from $50.0 million to $55.0 million for the full year 2019, approximately $100.0 million below 2018 levels.  In the U.S. Telecom segment, we expect capital expenditures to be similar to 2018 levels, excluding new initiatives and early stage business spending.

Conference Call Information

ATN will host a conference call on Thursday, April 25, 2019 at 9:30 a.m. Eastern Time (ET) to discuss its first quarter 2019 results. The call will be hosted by Michael Prior, Chairman and Chief Executive Officer, and Justin Benincasa, Chief Financial Officer. The dial-in numbers are US/Canada: (877) 734-4582 and International: (678) 905-9376, conference ID 7269628. A replay of the call will be available at ir.atni.com beginning at 1:00 p.m. (ET) on April 25, 2019.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, invests in and operates communications, energy and technology businesses in the United States and internationally, including the Caribbean region and Asia-Pacific, with a particular focus on markets with a need for significant infrastructure investments and improvements. Our operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential and business customers, including a range of mobile wireless solutions, high speed internet services, video services and local exchange services, (ii) distributed solar electric power to corporate and government customers and (iii) wholesale communications infrastructure services such as terrestrial and submarine fiber optic transport, communications tower facilities, managed mobile networks, and in-building systems. For more information, please visit www.atni.com.

Cautionary Language Concerning Forward Looking Statements

This press release contains forward-looking statements relating to, among other matters, our future financial performance and results of operations; the competitive environment in our key markets, demand for our services and industry trends; our growth opportunities; our priorities for 2019; the pace of expansion and improvement of our telecommunications network and renewable energy operations including our level of estimated future capital expenditures and our realization of the benefits of these investments; our future financial expectations; the estimated timeline for an increase in revenues from our customers in the U.S. Virgin Islands following the hurricanes; our future receipt and timing of funding in connection with the

Connect America Fund II program; our ability and timing to receive financial support from the government for our rebuild in the U.S. Virgin Islands and the timing of such support; the anticipated timing of our build schedule and energy production of our India renewable energy projects; and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results.  Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others,  (1) the general performance of our operations, including operating margins, revenues, capital expenditures, and the future growth and retention of our major customers and subscriber base and consumer demand for solar power;  (2) our ability to maintain favorable roaming arrangements, receive roaming traffic and satisfy the needs and demands of our major wireless customers; (3) our ability to efficiently and cost-effectively upgrade our networks and IT platforms to address  rapid and significant technological changes in the telecommunications industry; (4) government regulation of our businesses, which may impact our FCC and other telecommunications licenses or our renewables businesses; (5) our reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to our network infrastructure; (6) economic, political and other risks facing our operations; (7) the loss of or an inability to recruit skilled personnel in our various jurisdictions, including key members of management; (8) our ability to expand our renewable energy business; (9) our ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (10) the occurrence of weather events and natural catastrophes; (11) increased competition;  (12) the adequacy and expansion capabilities of our network capacity and customer service system to support our customer growth; (13) our continued access to capital and credit markets; and (14) the risk of currency fluctuation for those markets in which we operate.  These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019 and the other reports we file from time to time with the SEC.  The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures. Specifically, ATN has Adjusted EBITDA in this release and in the tables included herein.

Adjusted EBITDA is defined as net income attributable to ATN stockholders before (gain) loss on disposition of long-lived assets, restructuring charges, interest, taxes, depreciation and amortization, transaction-related charges, other income or expense, loss on damaged assets and other hurricane charges, net of insurance recovery and net income attributable to non-controlling interests.

The Company believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of the Company’s core operating results and enhances the usefulness of comparing such performance with prior periods. ATN’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measure is set forth in the text of, and the accompanying tables to, this press release.  While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Table 1

ATN International, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in Thousands)

	March 31,	December 31,
	2019	2018
Assets:
Cash and cash equivalents	$171,483	$191,836
Restricted cash	1,071	1,071
Short-term investments	5,280	393
Other current assets	83,310	82,465
Total current assets	261,144	275,765

Property, plant and equipment, net	619,798	626,852
Operating lease right-of-use assets	68,185	—
Goodwill and other intangible assets, net	166,439	166,979
Other assets	47,264	37,708

Total assets	$1,162,830	$1,107,304

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$4,688	$4,688
Taxes payable	32,099	31,795
Current portion of operating lease liabilities	8,351	—
Other current liabilities	96,179	104,167
Total current liabilities	141,317	140,650

Long-term debt, net of current portion	$85,380	$86,294
Deferred income taxes	8,362	10,276
Operating lease liabilities	58,835	—
Other long-term liabilities	48,952	46,760

Total long-term liabilities	201,529	143,330

Total liabilities	342,846	283,980

Total ATN International, Inc.’s stockholders’ equity	691,021	695,387
Non-controlling interests	128,963	127,937

Total equity	819,984	823,324

Total liabilities and stockholders’ equity	$1,162,830	$1,107,304

Table 2

ATN International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except per Share Data)

	Three Months Ended
	March 31,
	2019	2018
Revenues:
Wireless	$41,613	$50,548
Wireline	60,197	48,096
Renewable energy	1,490	5,831
Total revenue	103,300	104,475

Operating expenses:
Termination and access fees	27,888	25,914
Engineering and operations	19,032	18,152
Sales, marketing and customer service	9,390	8,562
General and administrative	23,816	25,540
Transaction-related charges	40	27
Depreciation and amortization	20,718	21,305
Loss on disposition of assets	302	284
Loss on damaged assets and other hurricane related charges, net of insurance recovery	—	482
Total operating expenses	101,186	100,266

Operating income	2,114	4,209

Other income (expense):
Interest expense, net	(353)	(1,838)
Other income (expense)	187	(753)
Other income (expense), net	(166)	(2,591)

Income before income taxes	1,948	1,618
Income tax expense	1,213	3,921

Net Income (Loss)	735	(2,303)

Net income attributable to non-controlling interests, net	(2,316)	(3,252)

Net loss attributable to ATN International, Inc. stockholders	$(1,581)	$(5,555)

Net loss per weighted average share attributable to ATN International, Inc. stockholders:

Basic Net Loss	$(0.10)	$(0.35)

Diluted Net Loss	$(0.10)	$(0.35)

Weighted average common shares outstanding:
Basic	16,001	16,019
Diluted	16,001	16,019

Table 3

ATN International, Inc.

Unaudited Condensed Consolidated Cash Flow Statement

(in Thousands)

	Three Months Ended March 31,
	2019	2018

Net income (loss)	$735	$(2,303)
Depreciation and amortization	20,718	21,305
Provision for doubtful accounts	1,285	796
Loss on disposition of assets	302	284
Stock-based compensation	1,306	1,576
Deferred income taxes	(1,914)	(1,089)
Change in prepaid and accrued income taxes	6,778	3,292
Change in other operating assets and liabilities	(10,519)	(1,963)
Other non-cash activity	79	646

Net cash provided by operating activities	18,770	22,544

Capital expenditures	(17,641)	(21,041)
Hurricane rebuild capital expenditures	(123)	(30,851)
Hurricane insurance proceeds	—	34,606
Purchases of other investments	(10,000)	—
Proceeds from sale of investments	141	4,809
Purchase of short-term investments	(5,000)	—
Government grants	—	5,400

Net cash used in investing activities	(32,623)	(7,077)

Dividends paid on common stock	(2,720)	(2,724)
Distributions to non-controlling interests	(1,540)	(12,424)
Principal repayments of term loan	(949)	(938)
Stock-based compensation share repurchases	(1,569)	(2,041)
Repurchases of non-controlling interests	(225)	(3)
Investments made by minority shareholders	488	—

Net cash used in financing activities	(6,515)	(18,130)

Effect of foreign currency exchange rates on total cash, cash equivalents and restricted cash	15	(31)

Net change in total cash, cash equivalents and restricted cash	(20,353)	(2,694)

Total cash, cash equivalents and restricted cash, beginning of period	192,907	219,890

Total cash, cash equivalents and restricted cash, end of period	$172,554	$217,196

Table 4

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended March 31, 2019 is as follows:

	U.S. Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Statement of Operations Data:
Revenue
Wireless	$20,437	$21,176	$—	$—	$41,613
Wireline	1,056	59,141	—	—	60,197
Renewable Energy	—	—	1,490	—	1,490
Total Revenue	$21,493	$80,317	$1,490	$—	$103,300

Operating Income (Loss)	$(3,506)	$13,878	$(203)	$(8,055)	$2,114
Stock-based compensation	$—	11	$—	1,295	$1,306
Non-controlling interest ( net income or (loss) )	$81	$(2,397)	$—	$—	$(2,316)

Non GAAP measure:
Adjusted EBITDA (1)	$2,263	$26,886	$551	$(6,526)	$23,174

Statement of Cash Flows Data:
Capital expenditures	$3,075	$11,356	$609	$2,724	$17,764

Balance Sheet Data (at March 31, 2019):
Cash, cash equivalents and investments	$14,858	$40,731	$56,874	$64,300	$176,763
Total current assets	38,580	89,785	74,533	58,246	261,144
Fixed assets, net	75,004	477,147	44,866	22,781	619,798
Total assets	217,756	648,736	123,624	172,714	1,162,830
Total current liabilities	25,517	78,649	2,149	35,002	141,317
Total debt	—	90,068	—	—	90,068

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended March 31, 2018 is as follows:

	U.S. Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Statement of Operations Data:
Revenue
Wireless	$27,401	$23,147	$—	$—	$50,548
Wireline	1,098	46,998	—	—	48,096
Renewable Energy	—	—	5,831	—	5,831
Total Revenue	$28,499	$70,145	$5,831	$—	$104,475

Operating Income (Loss)	$5,224	$5,640	$1,936	$(8,591)	$4,209
Stock-based compensation	—	29	29	1,518	1,576
Non-controlling interest ( net income or (loss) )	$(683)	$(2,269)	$(300)	$—	$(3,252)

Non GAAP measure:
Adjusted EBITDA (1)	$11,992	$17,793	$3,739	$(7,217)	$26,307

Statement of Cash Flows Data:
Capital expenditures	$4,751	$43,995	$854	$2,292	$51,892

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

at December 31, 2018

	U.S. Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Balance Sheet Data (at December 31, 2018):
Cash, cash equivalents and investments	$19,118	$32,390	$62,678	$78,043	$192,229
Total current assets	36,801	75,304	80,553	83,107	275,765
Fixed assets, net	78,102	482,770	45,599	20,381	626,852
Total assets	172,634	622,454	130,427	181,789	1,107,304
Total current liabilities	15,783	82,575	3,465	38,827	140,650
Total debt	—	90,970	12	—	90,982

(1) See Table 5 for reconciliation of Net Income to Adjusted EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

	Quarter ended
	March 31,	June 30,	September 30,	December 31,	March 31,
	2018**	2018**	2018**	2018**	2019

U.S. Telecom Operational Data:
Wireless - Total Domestic Base Stations	1,122	1,121	1,035	1,045	1,046

International Telecom Operational Data:
Wireline - Voice / Access lines*	165,100	167,900	170,400	171,100	171,200
Wireline - Data Subscribers*	112,000	114,900	116,800	119,800	125,600
Wireline - Video Subscribers	46,200	45,000	43,600	41,700	41,000
Wireless - Subscribers*	309,900	308,600	300,600	300,400	293,500

* Subscriber counts were adjusted for all periods presented based upon a change in methodology

** For the presented 2018 quarters, subscribers for wireline voice, data and video in the U.S. Virgin Islands are included as active and in the subscriber count, but many were not billed post-hurricane

Table 5

ATN International, Inc.

Reconciliation of Non-GAAP Measures

(In Thousands)

Reconciliation of Net Income to Adjusted EBITDA for the Three Months Ended March 31, 2019 and 2018

Three Months Ended March 31, 2019

	U.S. Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Net income (loss)attributable to ATN International, Inc. stockholders					$(1,581)
Net income attributable to non-controlling interests, net of tax					2,316
Income tax expense					1,213
Other (income) expense, net					(187)
Interest expense, net					353
Operating income	$(3,506)	$13,878	$(203)	$(8,055)	$2,114
Depreciation and amortization	5,598	13,015	616	1,489	20,718
(Gain) Loss on disposition of assets	171	(7)	138	—	302
Transaction-related charges	—	—	—	40	40
Adjusted EBITDA	$2,263	$26,886	$551	$(6,526)	$23,174

Three Months Ended March 31, 2018

	U.S. Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total

Net Income (loss) attributable to ATN International, Inc. stockholders					$(5,555)
Net income attributable to non-controlling interests, net of tax					3,252
Income tax benefit					3,921
Other expense, net					753
Interest expense, net					1,838
Operating income	$5,224	$5,640	$1,936	$(8,591)	$4,209
Depreciation and amortization	6,513	11,671	1,774	1,347	21,305
Loss on disposition of assets	255	—	29	—	284
Loss on damaged assets and other hurricane related charges , net of insurance recovery	—	482	—	—	482
Transaction-related charges	—	—	—	27	27
Adjusted EBITDA	$11,992	$17,793	$3,739	$(7,217)	$26,307

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments